UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 19, 2006

Claire's Stores, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-08899	59-0940416
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3 S.W. 129th Avenue, Pembroke Pines, Florida		33027
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954-433-3900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 19, 2006, the Compensation Committee of the Board of Directors of Claire’s Stores, Inc. (the "Company"), after review by the Audit Committee and the full Board of Directors, approved accelerating the vesting of 659,356 stock options (collectively the "Options"), effective January 23, 2006. On the effective date of this Board action, the market price of the Company’s common stock exceeded the exercise prices of the Options. The Options represent outstanding unvested stock options granted under the Company’s 1996 Incentive Stock Option Plan, as amended. The Options are held by current employees, including 93,750 options, 93,750 options, and 126,190 options, held by Marla Schaefer (Co-Chairman and Co-CEO), Bonnie Schaefer (Co-Chairman and Co-CEO) and Ira Kaplan (Senior Vice President and CFO), respectively. The Company has not granted, nor does it expect to grant, any stock options in the fiscal year ending January 28, 2006 ("FY 2006") because the Company has transitioned its equity compensation awards from stock options to restricted stock and restricted stock unit awards. The acceleration of vesting does not alter the vesting of restricted stock or restricted stock units held by directors, officers or employees of the Company that were granted in FY 2006.

The decision to accelerate the vesting of the Options was made primarily to eliminate non-cash compensation expense that would have been recorded in future periods following the Company’s adoption of Financial Accounting Standards Board Statement No. 123, Share-Based Payment (revised 2004) ("SFAS 123R"). SFAS 123R generally requires recognizing compensation expense based on the grant-date fair value of stock options and other equity-based compensation over the requisite service period, and applies to all awards granted, modified, vested, repurchased or cancelled after the beginning of the Company’s fiscal year ended February 3, 2007, which is the date SFAS 123R is required to be adopted by the Company. The Company estimates the elimination of approximately $4.2 million of compensation expense on a pre-tax basis over the next two fiscal years as a result of the acceleration of the vesting of these Options. The Company estimates that the accelerated vesting of the Options will create additional compensation expense on a pre-tax basis of approximately $400,000 in the fourth quarter of FY 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Claire's Stores, Inc.

January 24, 2006	By:	/s/ Ira D. Kaplan

Name: Ira D. Kaplan
Title: Chief Financial Officer